UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): March 28, 2007

AMERIGROUP Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia	23462
(Address of principal executive offices)	(Zip Code)
(757) 490-6900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-4.1
EX-4.2
EX-10.1
EX-10.2

Item 1.01 Entry into a Material Definitive Agreement
On March 22, 2007, AMERIGROUP Corporation (the “Company”) entered into a purchase agreement under which it agreed to sell $240 million in aggregate principal amount of its 2.00% Convertible Senior Notes due 2012 (the “Notes”) to Goldman, Sachs & Co. and Wachovia Capital Markets, LLC (collectively, the “Initial Purchasers”).
The closing of the sale of the Notes occurred on March 28, 2007. The Notes and the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied upon these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. The Company estimates that the net proceeds to it from the offering of the Notes, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, will be approximately $232 million.
The Notes are governed by an Indenture, dated as of March 28, 2007, between the Company and The Bank of New York, as trustee (the “Indenture”). A copy of the Indenture (including the form of the Note) is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The descriptions of the Indenture and the Notes in this report are summaries only, and are qualified in their entirety by the terms of the Indenture and Notes, respectively.
The Notes are senior unsecured obligations of the Company and will rank equally with all of the Company’s existing and future senior debt and senior to all of its subordinated debt. The Notes will be effectively subordinated to all existing and future liabilities of the Company’s subsidiaries and to any existing and future secured indebtedness, including the obligations under the Company’s new credit agreement.
The Notes will bear interest at a rate of 2.00% per year, payable semiannually in arrears in cash on May 15 and November 15 of each year, beginning on May 15, 2007. The Notes will mature on May 15, 2012, unless earlier repurchased or converted.
Holders may convert their Notes at their option on any day prior to the close of business on the scheduled trading day immediately preceding March 15, 2012, only under the following circumstances: (1) during the five business-day period after any five consecutive trading-day period (the “measurement period”) in which the price per Note for each day of that measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such day; (2) during any calendar quarter after the calendar quarter ending June 30, 2007, if the last reported sale price of the Common Stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect on the last trading day of the immediately preceding calendar quarter; or (3) upon the occurrence of specified corporate events. The Notes will be convertible, regardless of the foregoing circumstances, at any time on or after March 15, 2012 through the third scheduled trading day immediately preceding the maturity date of the Notes, May 15, 2012.
Upon conversion of the Notes, the Company will pay cash up to the principal amount of the Notes converted. With respect to any conversion value in excess of the principal amount of the Notes converted, the Company has the option to settle the excess with cash, shares of Common Stock, or a combination of cash and shares of Common Stock based on a daily conversion value, determined in accordance with the Indenture, calculated on a proportionate basis for each day of the relevant 20-day VWAP trading day observation period. If an “accounting event” (as defined in the Indenture) occurs, the Company has the option to elect to settle the converted notes exclusively in shares of its Common Stock. The initial conversion rate for the Notes will be 23.5114 shares of Common Stock per $1,000 principal amount of Notes, which represents a 32.5 percent conversion premium based on the closing price of $32.10 of the Common Stock on March 22, 2007 and is equivalent to a conversion price of approximately $42.53 per share of Common Stock. The conversion rate is subject to adjustment in some events but will not be adjusted for accrued interest. In addition, if a “fundamental change” (as defined in the Indenture) occurs prior to the maturity date, the Company will in some cases increase the conversion rate for a holder of Notes that elects to convert its Notes in connection with such fundamental change.
Subject to certain exceptions, if the Company undergoes a “designated event” (as defined in the Indenture) holders of the Notes will have the option to require the Company to repurchase all or any portion of their Notes. The designated event repurchase price will be 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest (including special interest, if any) up to but excluding the designated event repurchase date. The Company will pay cash for all Notes so repurchased. The Company may not redeem the Notes prior to maturity.
In connection with the sale of the Notes, the Company entered into a Registration Rights Agreement, dated as of March 28, 2007, with the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to cause a shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) covering the resale of the Notes and Common Stock issuable upon conversion of the Notes to become effective within 180 days after March 28, 2007. The Company also has agreed to use its commercially reasonable efforts to keep the shelf registration statement effective until the earliest of (i) the date when all securities covered by the shelf registration statement have been sold; (ii) the expiration of the applicable holding period with respect to the Notes held by non-affiliates of the Company under Rule 144(k) under the Securities Act, or any successor provision; and (iii) the date that is two years after the effective date of the registration statement. The Company may suspend the use of the registration statement to resell Notes or shares of Common Stock issued upon conversion of Notes for reasons relating to pending corporate developments, public filings or other events.
Subject to certain limitations, the Company will be required to pay the holders of the Notes special interest on the Notes if the Company fails to register the Notes and the Common Stock issuable upon conversion of the Notes within, or to keep such registration statement effective during, specified time periods.
A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The description of the Registration Rights Agreement in this report is a summary only, and is qualified in its entirety by the terms of the Registration Rights Agreement.
In connection with the sale of the Notes, the Company entered into a convertible note hedge transaction with respect to its Common Stock (the “Purchased Options”) with an affiliate of Goldman, Sachs & Co. or its hedging counterparty (the “Counterparty”). The Purchased Options cover, subject to customary anti-dilution adjustments, approximately 5.6 million shares of Common Stock. The Company also entered into a warrant transaction whereby the Company sold to the Counterparty warrants to acquire, subject to customary anti-dilution adjustments, approximately 5.6 million shares of Common Stock (the “Sold Warrants”).
The Purchased Options are expected to reduce the potential dilution upon conversion of the Notes in the event that the market value per share of Common Stock, as measured under the Purchased Options, at the time of exercise is greater than the strike price of the Purchased Options, which corresponds to the initial conversion price of the Notes and is similarly subject to certain customary adjustments. If, however, the volume-weighted average price per share of Common Stock exceeds the strike price of the Sold Warrants when the Sold Warrants are exercised, the Company will be required to issue Common Stock to the Counterparty.
If the market value of Common Stock at the time of any exercise under the Purchased Options is above the strike price of Purchased Options, and if the Company net-share settles the Purchased Options, the Purchased Options entitle the Company to receive from the Counterparty net shares of Common Stock over the strike price of the Purchased Options. Additionally, if the volume-weighted average price of Common Stock at the time of exercise under any Sold Warrants exceeds the strike price of the Sold Warrants, the Company will owe the Counterparty net shares of Common Stock in an amount based on the current volume-weighted average price of Common Stock over the strike price of the Sold Warrants.
The convertible note hedge and issuer warrant transactions are separate transactions entered into by the Company with the Counterparty, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is hereby incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities
The information set forth in Item 1.01 is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

4.1	Indenture related to the 2.00% Convertible Senior Notes due 2012 dated March 28, 2007, between AMERIGROUP Corporation and The Bank of New York, as trustee (including the form of 2.00% Convertible Senior Note due 2012).

4.2	Registration Rights Agreement dated March 28, 2007, between AMERIGROUP Corporation, Goldman Sachs, & Co., as representative of the initial purchasers.

10.1	Confirmation, Re Convertible Note Hedge Transaction, dated March 22, 2007 between AMERIGROUP Corporation and Wells Fargo Bank, National Association.

10.2	Confirmation, Re Issuer Warrant Transaction, dated March 22, 2007 between AMERIGROUP Corporation and Wells Fargo Bank, National Association.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation
Date: April 2, 2007

By: Name:	/s/James W. Truess James W. Truess
Title:	Executive Vice President and Chief Financial Officer

Exhibit
Number	Description
4.1	Indenture related to the 2.00% Convertible Senior Notes due 2012 dated March 28, 2007, between AMERIGROUP Corporation and The Bank of New York, as trustee (including the form of 2.00% Convertible Senior Note due 2012).

4.2	Registration Rights Agreement dated March 28, 2007, between AMERIGROUP Corporation, Goldman Sachs, & Co., as representative of the initial purchasers.

10.1	Confirmation, Re Convertible Note Hedge Transaction dated March 22, 2007, between AMERIGROUP Corporation and Wells Fargo Bank, National Association.

10.2	Confirmation, Re Issuer Warrant Transaction dated March 22, 2007, between AMERIGROUP Corporation and Wells Fargo Bank, National Association.